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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

    We consent to the reference to our firm under the caption "Experts" and to the use of our report dated December 8, 1997, except for Note 4, as to which the date is February 6, 1998 and Note 7, as to which the date is July 1, 1998, with respect to the consolidated financial statements of Prospect Medical Holdings, Inc. as of and for the year ended September 30, 1997; our report dated June 26, 1998 with respect to the financial statements of Antelope Valley Medical Group, Inc. as of December 31, 1997 and 1996 and for the years then ended; our report dated March 2, 1998 with respect to the combined financial statements of Sierra Primary Care Medical Group, a Medical Corporation and Sierra Medical Management, Inc. as of September 30, 1997, and December 31, 1996, and for the nine months ended September 30, 1997 and the year ended December 31, 1996; our report dated March 23, 1998 with respect to the financial statements of Santa Ana-Tustin Physicians Group, Inc. as of July 13, 1997 and for the period from January 1, 1997 to July 13, 1997, included in the Registration Statement (Form S-1 No.
333-          ) and related Prospectus of Prospect Medical Holdings, Inc. for the registration of 3,000,000 shares of its common stock.

                                          /s/ ERNST & YOUNG LLP

Los Angeles, California
September 18, 1998